Exhibit 10.4
RESTRICTED STOCK AGREEMENT
MAKEMUSIC, INC.
2003 EQUITY INCENTIVE PLAN
     THIS AGREEMENT is made effective as of this _______day of _______, ___, by and between MakeMusic, Inc., a Minnesota corporation (the “Company”), and ______(the “Participant”).
WITNESSETH:
     WHEREAS, the Participant on the date hereof is a key employee, officer, director of or consultant or advisor to, the Company or one of its Subsidiaries;
     WHEREAS, the Company wishes to grant a restricted stock award to the Participant for shares of the Company’s Common Stock pursuant to the Company’s 2003 Equity Incentive Plan (the “Plan”); and
     WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to the Participant.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Restricted Stock Award. The Company hereby grants to the Participant a restricted stock award (the “Award”) for _____(_____) shares of Common Stock on the terms and conditions set forth herein, which shares are subject to adjustment pursuant to Section 14 of the Plan.
     2. Vesting of Restricted Stock.
          a. General. Except as provided in Paragraph 3 below, the shares of Common Stock subject to this Award shall remain forfeitable until the risks of forfeiture lapse according to the following vesting schedule:
          Vesting Date                    Cumulative Percentage of Shares Vested
          b. Termination of Relationship. Except as provided in Paragraph 3 below, if, prior to a Vesting Date of all or any portion of the Award, the Participant ceases to be [a key employee or officer] [a consultant or advisor] [a director] of the Company or any Affiliate for any reason, the Participant may be required to forfeit all shares of Common Stock subject to this Award which have not vested and for which the risks of forfeiture have not lapsed and this Award may, in the Administrator’s discretion, terminate as of the date of the act giving rise to such termination.
          c. Issuance of Shares; Rights as a Shareholder. The Company shall cause to be issued one or more stock certificates representing such shares of Common Stock in the Participant’s name, and shall hold each such certificate until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to the shares represented by the certificate. The Company may also place a legend on such certificates describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such certificates if the shares of Common Stock are forfeited as provided Paragraph 2(b). Until such risks of forfeiture have lapsed or the shares subject to this

Award have been forfeited pursuant to Paragraph 2(b), the Participant shall be entitled to vote the shares represented by such stock certificates and shall receive dividends attributable to such shares of Common Stock, but the Participant shall not have any other rights as a shareholder with respect to such shares.
     3. Change of Control.
          a. Acceleration. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event of the termination of the Participant’s relationship with the Company in connection with a Change of Control (as defined below), the risks of forfeiture on this Award shall immediately and fully lapse.
          b. Change of Control Defined. For purposes of this Paragraph 3, a “Change of Control” means:
               i. The consummation of any merger, consolidation, exchange, or reorganization to which the Company is a party if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such transaction have, immediately following the effective date of such transaction, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving corporation for the election of directors of the surviving corporation;
               ii. The shareholders of the Company approve any plan or proposal for the liquidation of the Company;
               iii. A sale, lease or other transfer of all or substantially all of the assets of the Company to any person or entity which is not an Affiliate of the Company; or
               iv. The acquisition, without prior approval by resolution adopted by the Board, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing, in the aggregate, fifty percent (50%) or more of the total combined voting power of all classes of the Company’s then-issued and outstanding securities by any person or entity or by a group of associated persons or entities acting in concert; provided, however, that a Change of Control will not be deemed to occur if such acquisition is initiated by the Participant or an entity in which the Participant owns fifty percent (50%) or more of the total combined voting power of all classes of such entity’s securities, or if the Participant or such entity is a member of the group of associated persons or entities acting in concert.
          c. Limitation on Change of Control Payments. The Participant shall not be entitled to receive any Change of Control Payment, as defined below, which would constitute a “parachute payment” for purposes of Code Section 280G, or any successor provision, and the regulations thereunder. In the event any Change of Control Payment payable to the Participant would constitute a “parachute payment,” the Participant shall have the right to designate those Change of Control Payments which would be reduced or eliminated so that the Participant will not receive a “parachute payment.” For purposes of this Paragraph 3(c), a “Change of Control Payment” shall mean any payment, benefit or transfer of property in the nature of compensation paid to or for the benefit of the Participant under any arrangement which is considered contingent on a Change of Control for purposes of Code Section 280G, including, without limitation, any and all of the Company’s salary, bonus, incentive, restricted stock, stock option, equity-based compensation or benefit plans, programs or other arrangements, and shall include the acceleration of this Award.
     4. Miscellaneous.
          a. Employment. This Agreement shall not confer on the Participant any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment.
          b. Securities Law Compliance. The Participant may be required by the Company, as a condition of the effectiveness of this Award, to agree in writing that all Common Stock subject to this Agreement shall be held, until such time that such Common Stock is registered or otherwise freely tradable under applicable state and federal securities laws, for the Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.
          c. Mergers, Recapitalizations, Stock Splits, Etc. Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 14 of the Plan and Paragraph 3 hereof, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction, or enlargement, as appropriate, in the number of shares subject to this Award. Any additional shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.
          d. Shares Reserved. The Company shall at all times during the term of this Award reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          e. Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes attributable to this Award are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the issuance of a certificate for the shares of Common Stock subject to this Award. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit the Participant to satisfy such withholding tax obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to this Award for which the risks of forfeiture have lapsed. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income attributable to this Award. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

          f. Nontransferability. During the lifetime of the Participant, this Award shall not be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of this Award prior to such date, such transfer shall be void and this Award shall terminate.
          g. 2003 Equity Incentive Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to the Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.
          h. Lockup Period Limitation. The Participant agrees that in the event the Company advises the Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek(s) to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, the Participant hereby agrees that for a period not to exceed 180 days from the prospectus, the Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Award or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).
          i. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right to (i) accelerate the vesting of this restricted stock unit award, provided that the Company gives the Participant 15 days’ prior written notice of such acceleration, or (ii) cancel any portion of this Award or any other award granted to the Participant pursuant to the Plan which has not vested prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to the Participant at the address of the Participant on file with the Company.
          j. Stock Legend. The Administrator may require that the certificates for any shares of Common Stock issued to the Participant (or, in the case of death, the Participant’s successors) under this Agreement shall bear an appropriate legend to reflect the restrictions of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable any such restrictions.
          k. Scope of Agreement. This Agreement shall be and inure to the benefit of the Company and its successors and assigns and the Participant and any successor or successors of the Participant permitted by Paragraph 4(f) above.
          l. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
          m. Accounting Compliance. The Participant agrees that, if a “transaction” (as defined in Section 14 of the Plan) occurs, and the Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of such transaction, the Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.
          n. Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

MAKEMUSIC, INC.

By:
Its:

PARTICIPANT

By execution hereof, the Participant acknowledges having received a copy of the Plan.